SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2003 (Date of earliest event reported)	Commission file number: 1-14005

Frisby Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1411534 (I.R.S. Employer Identification No.)

3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107
(Address of principal executive offices)
(Zip code)

(336) 784-7754
(Registrant’s telephone number, including area code)

Item 5. Other Events

     As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina (the “Court”).

     On March 5, 2003, the Company filed with the Court its First Monthly Report for the period of January 16, 2003 through January 31, 2003. The report is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	First Monthly Report of Debtor-in-Possession.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

	By:	/s/ Mark D. Gillis

Mark D. Gillis Chief Restructuring Officer

Date: March 18, 2003